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                                                  Registration No.     333-70636

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                  FORM S-8 REGISTRATION STATEMENT NO. 333-70636

                        UNDER THE SECURITIES ACT OF 1933

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                             KONINKLIJKE AHOLD N.V.
             (Exact name of Registrant as specified in its charter)

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        The Netherlands        Piet Heinkade 167-173       Not Applicable
       (State or other          1019 GM Amsterdam        (I.R.S. Employer
       jurisdiction of)         The Netherlands        Identification No.)
        incorporation          (Address of principal
       or organization           executive offices)

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                 U.S. Foodservice 401(k) Retirement Savings Plan
                              (Full Title of Plans)

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                                 Ward R. Kraemer
                                 Ahold USA, Inc.
                               1385 Hancock Street
                                Quincy, MA 02169
                                 (617) 770-7121
                      (Name, address and telephone number,
                   including area code, of agent for service)

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                                   Copies to:
                             Laura M. Sizemore, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                 (212) 819-8200

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                       DEREGISTRATION OF UNSOLD SECURITIES

     This Post-Effective Amendment relates to the following Registration Statement on Form S-8 of Koninklijke Ahold N.V. (the "Company") (collectively, the "Registration Statement"):

     File No. 333-70636, filed on October 1, 2001 with the SEC, of the Company registering 300,000 Common Shares of the Company, issuable under the U.S. Foodservice 401(k) Retirement Savings Plan.

     Ahold intends to file a Form 15F to terminate the registration of its Common Shares under the Securities Exchange Act of 1934, as amended. The offering pursuant to the Registration Statement has been terminated. In accordance with the undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities that were registered but unsold under the Registration Statement listed above, as filed with the SEC on the date listed above.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Koninklijke Ahold N.V., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, Netherlands, on the 28th day of September, 2007.

                               KONINKLIJKE AHOLD N.V.


                               By /s/ Peter Wakkie
                                  ----------------------------------------------
                                  Peter Wakkie
                                  Executive Vice President & Chief Corporate
                                  Governance Counsel and Member of the Corporate Executive Board

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                              TITLE                         DATE
-----------------------   ---------------------------------   ------------------

   /s/ John Rishton       Acting President, Chief Executive   September 28, 2007
----------------------    Officer, Chief Financial Officer
     John Rishton         and Member of the Corporate
                          Executive Board

                          (principal executive officer and
                          principal financial and
                          accounting officer)

   /s/ Peter Wakkie       Executive Vice President & Chief    September 28, 2007
-----------------------   Corporate Governance Counsel and
     Peter Wakkie         Member of the Corporate
                          Executive Board

   /s/ Dick Boer          Executive Vice President & Chief    September 28, 2007
-----------------------   Operating Officer Europe and
     Dick Boer            Member of the Corporate
                          Executive Board

   /s/ Ward R. Kraemer    Authorized Representative in the    September 28, 2007
-----------------------   United States
     Ward R. Kraemer

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